EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS
AND DECLARES QUARTERLY CASH DISTRIBUTION

•Financial performance exceeds expectations in challenging environment
•Reported net loss of $10.8 million and $4.2 million for the three and nine months ended September 30, 2020, respectively, which were negatively impacted by an $8.5 million charge related to the exchange of our senior notes
•Reported adjusted EBITDA of $22.5 million and $77.5 million for the three and nine months ended September 30, 2020, respectively
•Generated distributable cash flow of $8.1 million and $38.9 million for the three and nine months ended September 30, 2020, respectively
•Successfully completed exchange offer and cash tender offer of senior notes
•Affirms guidance range for adjusted EBITDA and capital expenditures

KILGORE, Texas, October 21, 2020 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership") today announced its financial results for the third quarter of 2020.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, “The Partnership delivered strong results in the third quarter even with the continuing impact on demand related to COVID-19 coupled with hurricanes in the Gulf Coast region effecting refinery operations. The diversity of our business model and customer base has proven resilient in these difficult and changing macro-economic times. Although the third quarter is typically our weakest, due to the cyclical nature of our businesses, we had year over year EBITDA growth in three of our four business segments. Our team continues to make every effort to provide our employees and customers with a safe and healthy operating environment.”

THIRD QUARTER 2020 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE (“T&S”)

T&S Operating Income for the three months ended September 30, 2020 and 2019 was $7.0 million and $5.6 million, respectively.

Adjusted segment EBITDA for T&S was $14.2 million and $13.3 million for the three months ended September 30, 2020 and 2019, respectively, reflecting improved margins on packaged lubricants products from lower production cost and operating efficiencies, reduced operating expenses from lower repairs and maintenance and labor cost at our Specialty Terminals, offset by reduced grease volumes related to lower demand in the oil field and construction industries due to COVID-19, expired capital recovery fees at the Smackover Refinery and decreased fees related to a crude pipeline gathering rate adjustment.

TRANSPORTATION

Transportation Operating Income for the three months ended September 30, 2020 and 2019 was $1.1 million and $4.4 million, respectively.

Adjusted segment EBITDA for Transportation was $5.5 million and $8.2 million for the three months ended September 30, 2020 and 2019, respectively, reflecting lower marine utilization and reduced day rates along with lower land transportation load count related to demand destruction and lower refinery utilization as a result of COVID-19 and gulf coast hurricanes experienced during the three months ended September 30, 2020.

SULFUR SERVICES

Sulfur Services Operating Income for the three months ended September 30, 2020 and 2019 was $5.6 million and $0.3 million, respectively.

Adjusted segment EBITDA for Sulfur Services was $4.2 million and $3.1 million for the three months ended September 30, 2020 and 2019, respectively, reflecting resumed operations of the Neches Priller offset by reduced fertilizer volumes from extended fertilizer plant turnaround time and reduced fertilizer demand as a result of COVID-19.

NATURAL GAS LIQUIDS (“NGL”)

NGL Operating Income for the three months ended September 30, 2020 and 2019 was $1.8 million and $19.7 million, respectively.

Adjusted segment EBITDA from continuing operations for NGL was $2.8 million and $1.6 million for the three months ended September 30, 2020 and 2019, respectively, primarily reflecting an increase in volumes in 2020 from increased seasonal demand within the butane optimization business.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (“USGA”)

USGA expenses included in operating income were $4.5 million for both the three months ended September 30, 2020 and 2019.

USGA expenses included in adjusted EBITDA were $4.2 million for both the three months ended September 30, 2020 and 2019.

2020 FINANCIAL GUIDANCE UPDATE

The majority of our refinery services are focused on the Gulf Coast Region whose states have reopened their economies. However, the impact on refinery utilization related to the demand reduction from COVID-19 and recent gulf coast hurricanes experienced during the quarter remains unclear. The Partnership believes that our performance through the first nine months coupled with expectations for the coming quarter will allow our annualized Adjusted EBITDA, Expansion Capital Expenditures and Maintenance Capital Expenditures to fall within the previously provided range below:

MMLP 2020 Guidance	$ millions
Adjusted EBITDA	$95 - 107
Expansion Capital Expenditures	$10 - 13
Maintenance Capital Expenditures	$14 - 16

The Partnership has not provided comparable GAAP financial information on a forward-looking basis because it would require the Partnership to create estimated ranges on a GAAP basis, which would entail unreasonable effort as the adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with a reasonable degree of certainty but may include, among others, costs related to debt amendments and unusual charges, expenses and gains. Some or all of those adjustments could be significant.

LIQUIDITY

At September 30, 2020, the Partnership had $205 million drawn on its $300 million revolving credit facility, a $24 million increase from June 30, 2020. The majority of the increase was attributable to the NGL inventory working capital sub-limit which increased $20 million quarter over quarter. As previously announced, on August 12, 2020, the Partnership successfully completed an exchange offer and cash tender offer (together the “Offers”) for its senior unsecured notes due February 2021. As a result of the Offers, the Partnership has the following outstanding senior notes: senior unsecured notes due 2021 of $28.8 million, senior secured notes of $53.8 million due 2024 and senior secured notes of $291.9 million due 2025, for a total of senior notes outstanding of $374.5 million. Accordingly, the Partnership’s leverage ratio, as calculated under the revolving credit facility, was 4.9 times on September 30, 2020 compared to 4.8 times on June 30, 2020. The Partnership is in compliance with all debt covenants as of September 30, 2020.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended September 30, 2020. The distribution is payable on November 13, 2020 to common unitholders of record as of the close of business on November 6, 2020. The ex-dividend date for the cash distribution is November 5, 2020.

COVID-19 RESPONSE

The Partnership initiated protocols in response to the COVID-19 pandemic which include work from home initiatives to protect the health and safety of our employees as well as the communities where we operate, travel restrictions, and training personnel regarding preventative measures when accessing docks, vessels and operating locations. At this time all facilities are operational and monitored closely.

RESULTS OF OPERATIONS

The Partnership had a net loss from continuing operations for the three months ended September 30, 2020 of $10.8 million, a loss of $0.27 per limited partner unit. The Partnership had net income from continuing operations for the three months ended September 30, 2019 of $13.3 million, or $0.33 per limited partner unit. Adjusted EBITDA from continuing operations for the three months ended September 30, 2020 was $22.5 million compared to the three months ended September 30, 2019 of $22.0 million. Distributable cash flow from continuing operations for the three months ended September 30, 2020 was $8.1 million compared to the three months ended September 30, 2019 of $8.3 million.

The Partnership had no net income, adjusted EBITDA or distributable cash flow from discontinued operations for the three months ended September 30, 2020 or 2019.  The Partnership had no adjusted EBITDA from discontinued operations for the three months ended September 30, 2020 or 2019.

The Partnership had a net loss from continuing operations for the nine months ended September 30, 2020 of $4.2 million, a loss of $0.11 per limited partner unit. The Partnership had a net loss from continuing operations for the nine months ended September 30, 2019 of $2.2 million, a loss of $0.05 per limited partner unit. Adjusted EBITDA from continuing operations for the nine months ended September 30, 2020 was $77.5 million compared to the nine months ended September 30, 2019 of $72.8 million. Distributable cash flow from continuing operations for the nine months ended September 30, 2020 was $38.9 million compared to the nine months ended September 30, 2019 of $21.0 million.

The Partnership had no net income from discontinued operations for the nine months ended September 30, 2020 compared to a loss of $179.5 million, or $4.55 per limited partner unit for the nine months ended September 30, 2019.  The Partnership had no adjusted EBITDA from discontinued operations for the nine months ended September 30, 2020 compared to $10.7 million for the nine months ended September 30, 2019. The Partnership had no distributable cash flow from discontinued operations for the nine months ended September 30, 2020 compared to $9.8 million for the nine months ended September 30, 2019.

Revenues for the three months ended September 30, 2020 were $152.5 million compared to the three months ended September 30, 2019 of $177.9 million. Revenues for the nine months ended September 30, 2020 were $492.1 million compared to the nine months ended September 30, 2019 of $605.3 million.

Distributable cash flow from continuing operations, distributable cash flow from discontinued operations, EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA from continuing operations, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment accompanying this announcement and included in the Current Report on Form 8-K to which this announcement is included, contains a comparison of the Partnership’s Adjusted EBITDA for the third quarter 2020 to the Partnership's Adjusted EBITDA for the third quarter 2019.

Investors' Conference Call

An investors conference call to review the third quarter results will be held on Thursday, October 22, 2020 at 8:00 a.m. Central Time. The live conference call will be available by calling (877) 878-2695. For a limited time, an audio replay of the conference call will be available by calling (855) 859-2056. The conference ID is 9123705. An archive of the replay will be on Martin Midstream Partners’ website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region.  The Partnership's primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial or operational estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (iii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA from Discontinued Operations. Certain items excluded from EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow and Distributable Cash Flow from Discontinued Operations. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA from continuing operations, adjusted EBITDA from discontinued operations, distributable cash flow, and distributable cash flow from discontinued operations, should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.MMLP.com or by contacting:

Sharon Taylor - Head of Investor Relations
(877) 256-6644

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
Assets
Cash	$1,862	$2,856
Accounts and other receivables, less allowance for doubtful accounts of $537 and $532, respectively	55,461	87,254
Product exchange receivables	212	—
Inventories	77,724	62,540
Due from affiliates	18,932	17,829
Other current assets	9,587	5,833
Assets held for sale	—	5,052
Total current assets	163,778	181,364

Property, plant and equipment, at cost	902,965	884,728
Accumulated depreciation	(506,645)	(467,531)
Property, plant and equipment, net	396,320	417,197

Goodwill	17,705	17,705
Right-of-use assets	23,201	23,901
Deferred income taxes, net	22,220	23,422
Other assets, net	3,116	3,567
Total assets	$626,340	$667,156

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$31,979	$6,758
Trade and other accounts payable	45,326	64,802
Product exchange payables	3,044	4,322
Due to affiliates	467	1,470
Income taxes payable	335	472
Fair value of derivatives	391	667
Other accrued liabilities	23,153	28,789
Total current liabilities	104,695	107,280

Long-term debt, net	541,002	569,788
Finance lease obligations	348	717
Operating lease liabilities	16,005	16,656
Other long-term obligations	8,753	8,911
Total liabilities	670,803	703,352

Commitments and contingencies
Partners’ capital (deficit)	(44,463)	(36,196)
Total partners’ capital (deficit)	(44,463)	(36,196)
Total liabilities and partners' capital (deficit)	$626,340	$667,156

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Terminalling and storage *	$20,706	$21,193	$61,088	$65,674
Transportation *	31,938	40,211	102,364	119,327
Sulfur services	2,915	2,859	8,744	8,576
Product sales: *
Natural gas liquids	52,350	60,871	164,860	234,743
Sulfur services	18,965	20,213	74,879	81,945
Terminalling and storage	25,659	32,553	80,119	94,991
	96,974	113,637	319,858	411,679
Total revenues	152,533	177,900	492,054	605,256

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	44,908	51,736	139,036	211,472
Sulfur services *	13,313	14,442	46,167	56,262
Terminalling and storage *	19,124	26,009	64,242	78,998
	77,345	92,187	249,445	346,732
Expenses:
Operating expenses *	43,105	51,071	138,589	156,499
Selling, general and administrative *	10,339	10,474	30,659	30,900
Depreciation and amortization	15,276	15,009	45,858	44,997
Total costs and expenses	146,065	168,741	464,551	579,128

Other operating income (loss), net	23	16,302	2,548	13,949
Gain on involuntary conversion of property, plant and equipment	4,522	—	4,522	—
Operating income	11,013	25,461	34,573	40,077

Other income (expense):
Interest expense, net	(12,943)	(11,973)	(32,245)	(40,630)
Gain on retirement of senior unsecured notes	—	—	3,484	—
Loss on exchange of senior unsecured notes	(8,516)	—	(8,516)	—
Other, net	—	(1)	7	3
Total other expense	(21,459)	(11,974)	(37,270)	(40,627)

Net income (loss) before taxes	(10,446)	13,487	(2,697)	(550)
Income tax expense	(373)	(237)	(1,510)	(1,572)
Income (loss) from continuing operations	(10,819)	13,250	(4,207)	(2,122)
Income from discontinued operations, net of income taxes	—	—	—	(179,466)
Net income (loss)	(10,819)	13,250	(4,207)	(181,588)
Less general partner's interest in net (income) loss	216	(265)	84	3,632
Less (income) loss allocable to unvested restricted units	53	(72)	8	(5)
Limited partners' interest in net income (loss)	$(10,550)	$12,913	$(4,115)	$(177,961)

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:*
Terminalling and storage	$15,902	$17,538	$47,718	$53,987
Transportation	5,514	6,442	16,801	17,941
Product Sales	69	122	199	829
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	2,512	2,620	7,833	8,078
Terminalling and storage	4,303	6,300	14,329	19,412
Expenses:
Operating expenses	18,915	21,745	60,126	66,409
Selling, general and administrative	8,356	8,358	24,723	24,148

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$(10,550)	$12,913	$(4,115)	$(2,080)
Discontinued operations	—	—	—	(175,881)
	$(10,550)	$12,913	$(4,115)	$(177,961)
General partner interest:
Continuing operations	$(216)	$265	$(84)	$(42)
Discontinued operations	—	—	—	(3,590)
	$(216)	$265	$(84)	$(3,632)

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$(0.27)	$0.33	$(0.11)	$(0.05)
Discontinued operations	—	—	—	(4.55)
	$(0.27)	$0.33	$(0.11)	$(4.60)
Weighted average limited partner units - basic	38,662	38,653	38,655	38,661
Diluted:
Continuing operations	$(0.27)	$0.33	$(0.11)	$(0.05)
Discontinued operations	—	—	—	(4.55)
	$(0.27)	$0.33	$(0.11)	$(4.60)
Weighted average limited partner units - diluted	38,662	38,653	38,655	38,661

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Dollars in thousands)

		Partners’ Capital (Deficit)
	Parent Net Investment	Common Limited		General Partner Amount
		Units	Amount		Total
Balances - January 1, 2019	$23,720	39,032,237	$258,085	$6,627	$288,432
Net loss	—	—	(177,956)	(3,632)	(181,588)
Issuance of common units, net	—	—	(289)	—	(289)
Issuance of restricted units	—	16,944	—	—	—
Forfeiture of restricted units	—	(154,288)	—	—	—
Cash distributions	—	—	(38,480)	(785)	(39,265)
Unit-based compensation	—	—	1,064	—	1,064
Purchase of treasury units	—	(31,504)	(392)	—	(392)
Excess purchase price over carrying value of acquired assets	—	—	(102,393)	—	(102,393)
Deferred taxes on acquired assets and liabilities	—	—	24,781	—	24,781
Contribution to parent	(23,720)	—	—	—	(23,720)
Balances - September 30, 2019	$—	38,863,389	$(35,580)	$2,210	$(33,370)

Balances - January 1, 2020	$—	38,863,389	$(38,342)	$2,146	$(36,196)
Net income	—	—	(4,123)	(84)	(4,207)
Issuance of restricted units	—	81,000	—	—	—
Forfeiture of restricted units	—	(84,134)	—	—	—
Cash distributions	—	—	(5,019)	(102)	(5,121)
Unit-based compensation	—	—	1,070	—	1,070
Purchase of treasury units	—	(7,748)	(9)	—	(9)
Balances - September 30, 2020	$—	38,852,507	$(46,423)	$1,960	$(44,463)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(4,207)	$(181,588)
Less: Loss from discontinued operations, net of income taxes	—	179,466
Net loss from continuing operations	(4,207)	(2,122)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	45,858	44,997
Amortization and write-off of deferred debt issuance costs	2,674	3,558
Amortization of premium on notes payable	(191)	(230)
Deferred income tax expense	1,202	1,100
(Gain) loss on sale of property, plant and equipment, net	153	(13,949)
Gain on involuntary conversion of property, plant and equipment	(4,522)	—
Non-cash impact related to exchange of senior unsecured notes	(749)	—
Gain on retirement of senior unsecured notes	(3,484)	—
Derivative (income) loss	(815)	(280)
Net cash paid for commodity derivatives	539	(249)
Unit-based compensation	1,070	1,064
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	30,012	25,748
Product exchange receivables	(212)	164
Inventories	(15,184)	(11,707)
Due from affiliates	(1,103)	1,150
Other current assets	(6,130)	(2,654)
Trade and other accounts payable	(17,117)	(10,577)
Product exchange payables	(1,278)	(7,257)
Due to affiliates	(1,003)	(1,468)
Income taxes payable	(137)	65
Other accrued liabilities	(5,534)	(8,904)
Change in other non-current assets and liabilities	(692)	(600)
Net cash provided by continuing operating activities	19,150	17,849
Net cash provided by discontinued operating activities	—	7,770
Net cash provided by operating activities	19,150	25,619

Cash flows from investing activities:
Payments for property, plant and equipment	(23,705)	(22,797)
Acquisitions	—	(23,720)
Payments for plant turnaround costs	(637)	(5,117)
Proceeds from involuntary conversion of property, plant and equipment	7,203	—
Proceeds from sale of property, plant and equipment	4,392	18,303
Net cash used in continuing investing activities	(12,747)	(33,331)
Net cash provided by discontinued investing activities	—	209,155
Net cash provided by (used in) investing activities	(12,747)	175,824
Cash flows from financing activities:
Payments of long-term debt and finance lease obligations	(257,658)	(639,308)
Proceeds from long-term debt	259,019	586,000
Proceeds from issuance of common units, net of issuance related costs	—	(289)
General partner contribution	—	—
Purchase of treasury units	(9)	(392)
Payment of debt issuance costs	(3,628)	(4,294)
Excess purchase price over carrying value of acquired assets	—	(102,393)
Cash distributions paid	(5,121)	(39,265)
Net cash used in financing activities	(7,397)	(199,941)
Net increase (decrease) in cash	(994)	1,502
Cash at beginning of period	2,856	300
Cash at end of period	$1,862	$1,802
Non-cash additions to property, plant and equipment	$1,432	$1,045

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Variance	Percent Change
	2020	2019
	(In thousands, except BBL per day)
Revenues:
Services	$22,512	$22,806	$(294)	(1)%
Products	25,676	32,570	(6,894)	(21)%
Total revenues	48,188	55,376	(7,188)	(13)%

Cost of products sold	20,381	27,439	(7,058)	(26)%
Operating expenses	12,064	12,947	(883)	(7)%
Selling, general and administrative expenses	1,537	1,724	(187)	(11)%
Depreciation and amortization	7,294	7,690	(396)	(5)%
	6,912	5,576	1,336	24%
Other operating income, net	1	—	1
Gain on involuntary conversion of property, plant and equipment	62	—	62
Operating income	$6,975	$5,576	$1,399	25%

Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	20,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended September 30,		Variance	Percent Change
	2020	2019
	(In thousands, except BBL per day)
Revenues:
Services	$66,115	$70,572	$(4,457)	(6)%
Products	80,183	95,047	(14,864)	(16)%
Total revenues	146,298	165,619	(19,321)	(12)%

Cost of products sold	68,066	83,213	(15,147)	(18)%
Operating expenses	37,269	39,557	(2,288)	(6)%
Selling, general and administrative expenses	4,594	4,451	143	3%
Depreciation and amortization	22,022	23,353	(1,331)	(6)%
	14,347	15,045	(698)	(5)%
Other operating income (loss), net	(3,053)	17	(3,070)	(18,059)%
Gain on involuntary conversion of property, plant and equipment	62	—	62
Operating income	$11,356	$15,062	$(3,706)	(25)%

Shore-based throughput volumes (guaranteed minimum) (gallons)	60,000	60,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Transportation Segment

    Comparative Results of Operations for the Three Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues	$35,712	$44,631	$(8,919)	(20)%
Operating expenses	28,144	34,281	(6,137)	(18)%
Selling, general and administrative expenses	2,050	2,177	(127)	(6)%
Depreciation and amortization	4,412	3,877	535	14%
	1,106	4,296	(3,190)	(74)%
Other operating income, net	21	150	(129)	(86)%
Operating income	$1,127	$4,446	$(3,319)	(75)%

Comparative Results of Operations for the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended September 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues	$116,145	$137,050	$(20,905)	(15)%
Operating expenses	91,637	106,058	(14,421)	(14)%
Selling, general and administrative expenses	6,243	6,242	1	—%
Depreciation and amortization	13,020	11,225	1,795	16%
	$5,245	$13,525	$(8,280)	(61)%
Other operating loss, net	(1,174)	(2,235)	1,061	47%
Operating income	$4,071	$11,290	$(7,219)	(64)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

    Comparative Results of Operations for the Three Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues:
Services	$2,915	$2,859	$56	2%
Products	18,965	20,213	(1,248)	(6)%
Total revenues	21,880	23,072	(1,192)	(5)%

Cost of products sold	14,141	15,807	(1,666)	(11)%
Operating expenses	2,501	2,883	(382)	(13)%
Selling, general and administrative expenses	1,166	1,260	(94)	(7)%
Depreciation and amortization	2,953	2,831	122	4%
	1,119	291	828	285%
Other operating income (loss), net	1	—	1
Gain on involuntary conversion of property, plant and equipment	4,460	—	4,460
Operating income	$5,580	$291	$5,289	1,818%

Sulfur (long tons)	154	180	(26)	(14)%
Fertilizer (long tons)	44	59	(15)	(25)%
Total sulfur services volumes (long tons)	198	239	(41)	(17)%

Comparative Results of Operations for the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended September 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues:
Services	$8,744	$8,576	$168	2%
Products	74,892	81,945	(7,053)	(9)%
Total revenues	83,636	90,521	(6,885)	(8)%

Cost of products sold	49,546	61,049	(11,503)	(19)%
Operating expenses	8,553	7,835	718	9%
Selling, general and administrative expenses	3,535	3,689	(154)	(4)%
Depreciation and amortization	8,978	8,553	425	5%
	13,024	9,395	3,629	39%
Other operating income (loss), net	6,777	(1)	6,778	677,800%
Gain on involuntary conversion of property, plant and equipment	4,460	—	4,460
Operating income	$24,261	$9,394	$14,867	158%

Sulfur (long tons)	503	471	32	7%
Fertilizer (long tons)	209	214	(5)	(2)%
Total sulfur services volumes (long tons)	712	685	27	4%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Liquids Segment

Comparative Results of Operations for the Three Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Products Revenues	$52,350	$60,871	$(8,521)	(14)%
Cost of products sold	47,723	54,273	(6,550)	(12)%
Operating expenses	1,039	1,624	(585)	(36)%
Selling, general and administrative expenses	1,117	852	265	31%
Depreciation and amortization	617	611	6	1%
	1,854	3,511	(1,657)	(47)%
Other operating income, net	—	16,152	(16,152)	(100)%
Operating income	$1,854	$19,663	$(17,809)	(91)%

NGL sales volumes (Bbls)	2,572	1,905	667	35%

Comparative Results of Operations for the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended September 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Products Revenues	$164,865	$234,743	$(69,878)	(30)%
Cost of products sold	148,562	222,974	(74,412)	(33)%
Operating expenses	3,128	5,010	(1,882)	(38)%
Selling, general and administrative expenses	3,194	3,049	145	5%
Depreciation and amortization	1,838	1,866	(28)	(2)%
	8,143	1,844	6,299	342%
Other operating income (loss), net	(2)	16,168	(16,170)	(100)%
Operating income (loss)	$8,141	$18,012	$(9,871)	(55)%

NGL sales volumes (Bbls)	6,952	6,269	683	11%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Nine Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Variance	Percent Change	Nine Months Ended September 30,		Variance	Percent Change
	2020	2019			2020	2019
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$4,523	$4,515	$8	—%	$13,256	$13,681	$(425)	(3)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2020 and 2019.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Net income (loss)	$(10,819)	$13,250	$(4,207)	$(181,588)
Less: Loss from discontinued operations, net of income taxes	—	—	—	179,466
Income (loss) from continuing operations	(10,819)	13,250	(4,207)	(2,122)
Adjustments:
Interest expense, net	12,943	11,973	32,245	40,630
Income tax expense	373	237	1,510	1,572
Depreciation and amortization	15,276	15,009	45,858	44,997
EBITDA from Continuing Operations	17,773	40,469	75,406	85,077
Adjustments:
(Gain) loss on sale of property, plant and equipment, net	(22)	(16,302)	153	(13,949)
Gain on involuntary conversion of property, plant and equipment	(4,522)	—	(4,522)	—
Unrealized mark-to-market on commodity derivatives	393	(2,602)	(276)	(529)
Transaction costs associated with acquisitions	—	—	—	224
Non-cash insurance related accruals	—	—	250	500
Lower of cost or market adjustments	35	104	370	407
Loss on exchange of senior unsecured notes	8,516	—	8,516	—
Gain on repurchase of senior unsecured notes	—	—	(3,484)	—
Unit-based compensation	361	349	1,070	1,064
Adjusted EBITDA from Continuing Operations	22,534	22,018	77,483	72,794
Adjustments:
Interest expense, net	(12,943)	(11,973)	(32,245)	(40,630)
Income tax expense	(373)	(237)	(1,510)	(1,572)
Amortization of debt premium	(38)	(77)	(191)	(230)
Amortization of deferred debt issuance costs	1,683	1,080	2,674	3,558
Deferred income tax expense	184	244	1,202	1,100
Payments for plant turnaround costs	(406)	(375)	(637)	(5,117)
Maintenance capital expenditures	(2,576)	(2,389)	(7,882)	(8,876)
Distributable Cash Flow from Continuing Operations	$8,065	$8,291	$38,894	$21,027

Loss from discontinued operations, net of income taxes	$—	$—	$—	$(179,466)
Adjustments:
Depreciation and amortization	—	—	—	8,161
EBITDA from Discontinued Operations	—	—	—	(171,305)
Loss on sale of property, plant and equipment, net	—	—	—	178,781
Non-cash insurance related accruals	—	—	—	3,213
EBITDA and Adjusted EBITDA from Discontinued Operations	—	—	—	10,689
Maintenance capital expenditures	—	—	—	(912)
Distributable Cash Flow from Discontinued Operations	$—	$—	$—	$9,777